Exhibit 99.1

Enventis Corporation to Merge With Consolidated Communications

  All stock, tax-free transaction complements Consolidated Communications' existing strategy
  Fiber-rich assets enhance strategic growth areas including: metro fiber, Ethernet, data centers and managed services
  Improves capital structure and reduces leverage
  Maintains current dividend with a solid payout ratio
  Combined company to achieve greater scale and scope as a more effective competitor bringing more value and expanded services to customers

MATTOON, Ill., June 30, 2014 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) and Enventis Corporation (Nasdaq: ENVE), formerly HickoryTech, announced that each of their respective Boards of Directors have approved a definitive agreement for Enventis to merge with Consolidated Communications. This agreement is an all-stock transaction in which Consolidated Communications will acquire 100 percent of Enventis' 13.8 million (fully diluted) shares outstanding in a transaction valued at approximately $350 million.

Under the terms of the agreement, Enventis shareholders will receive a fixed exchange ratio of 0.7402 shares of CNSL common stock for each share of ENVE common stock they own. Based on the closing price of CNSL on June 27, 2014, the consideration represents $16.50 per share for each ENVE share outstanding equating to a premium of 17.4 percent over the ENVE closing price on June 27, 2014 or 27.2 percent over the past 90-day average share price. Consolidated Communications is maintaining its current annual dividend policy of approximately $1.55 per share, which it has consistently paid since its initial public offering in 2005.

On a pro forma basis, the strategic combination results in a company with approximately $785 million in revenue and $332 million in adjusted EBITDA (before synergies) for the 12 months ending March 31, 2014.  The additional markets strengthen the combined company's growth opportunities, enhancing the scale with a fiber-rich network that extends across 11 states. Together, Consolidated Communications and Enventis will expand upon the strong reputations each has built with its customers and in the communities they serve.

"This transaction combines two companies with similar strategies and cultures, resulting in a financially strong company with a robust balance sheet and attractive dividend payout ratio," said Bob Currey, Consolidated Communication's Chairman and Chief Executive Officer. "Enventis has built a strong business delivering competitive business and broadband services over a 4,200 route mile fiber network. The combination and additional markets creates a broader platform from which to grow and expand. We look forward to working with the Enventis team to grow the business."

"For more than a century, both Consolidated Communications and Enventis have shared a strong commitment to deliver the highest quality products and services to their customers while maintaining strong ties to the communities they serve," said John Finke, President and Chief Executive Officer of Enventis. "This combination creates a highly competitive company with added scale, expertise and the ability to provide best-in-class, quality communication products and services. We believe the transaction is in the best long-term interests of our company and our stakeholders."

Enventis is headquartered in Mankato, Minnesota and operates a next-generation fiber network spanning 4,200 route miles that enables facilities-based operations in Minnesota and into Iowa, North Dakota, South Dakota and Wisconsin. It has over 500 employees and has transformed itself with approximately 80 percent of revenues coming from its business and broadband services. The company has grown both revenue and EBITDA at a compound annual growth rate of approximately five percent since 2006. Enventis currently serves approximately 39,000 access lines, 21,000 high-speed internet customers, 12,000 digital TV customers and 90 fiber-to-the tower sites. The business operates six data centers and has a full suite of business communication and IT services including its recent launch of new and expanded cloud and managed services.

At the end of the first quarter 2014, Enventis had net debt of approximately $123 million with a leverage ratio of 2.8x debt to EBITDA. Consolidated Communications has received committed debt financing in conjunction with the acquisition.

The transaction is expected to generate annual operating synergies of approximately $14.0 million, which are expected to be achieved on a run-rate basis by the end of the second year after close. Consolidated Communications expects to incur merger and integration costs, excluding closing costs, of approximately $17.4 million in operating expenses and $5.2 million in capital expenses over the first two years following closing. The merger is subject to standard closing conditions including federal and state regulatory approvals and the approval of both Consolidated Communications' and Enventis' shareholders. The merger is expected to close in the fourth quarter 2014.

Wells Fargo Securities, LLC acted as financial advisor on the transaction and rendered a fairness opinion to the Board of Directors of Consolidated Communications. Schiff Hardin LLP acted as legal advisor to Consolidated Communications. Waller Capital Securities, LLC acted as financial advisor to Enventis and rendered a fairness opinion to the Board of Directors of Enventis. Stinson Leonard Street LLP acted as legal advisor to Enventis.

Teleconference and Webcast Information

Consolidated Communications will host a conference call today at 11:30 a.m. Eastern Time / 10:30 a.m. Central Time to discuss the merger. The call is being webcast and archived on the "Investor Relations" section of Consolidated Communication's website at www.consolidated.com. If you do not have internet access, the conference call dial-in number is 877-374-3981 with pass code 68422245. International parties can access the call by dialing 678-809-1540. A telephonic replay of the conference call will also be available starting three hours after completion of the call until July 7, 2014 at midnight Eastern Time. To hear the replay, parties in the United States and Canada should call 855-859-2056 and international parties should call 404-537-3406.

About Consolidated Communications

Founded more than a century ago, Consolidated Communications (Nasdaq:CNSL) provides advanced communications services to both residential and business customers in California, Kansas, Missouri, Illinois, Texas and Pennsylvania. Consolidated Communications offers a wide range of services over its technologically advanced IP-based network, including local and long distance telephone, Digital Phone, high-speed Internet access and Digital TV. Additional information about Consolidated Communications and its products and services is available at www.consolidated.com.

Safe Harbor

The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions.  Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include our ability to complete the acquisition of Enventis and successfully integrate Enventis' operations and realize the synergies from the acquisition, as well as a number of factors related to our business and that of Enventis, including economic and financial market conditions generally and economic conditions in Consolidated's and Enventis' service areas; various risks to shareholders of not receiving dividends and risks to Consolidated's ability to pursue growth opportunities if Consolidated continues to pay dividends according to the current dividend policy; various risks to the price and volatility of Consolidated's common stock; changes in the valuation of pension plan assets; the substantial amount of debt and Consolidated's ability to repay or refinance it or incur additional debt in the future; Consolidated's need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in the debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with Consolidated's possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated's and Enventis' network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in Consolidated's and Enventis' filings with the Securities and Exchange Commission, including their reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on our part.  These forward-looking statements generally are identified by the words "believe", "expect", "anticipate", "estimate", "project", "intend", "plan", "should", "may", "will", "would", "will be", "will continue" or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.  You should not place undue reliance on forward-looking statements.

Prospectus/Proxy Statement

This material is not a substitute for the prospectus/proxy statement Consolidated and Enventis will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Consolidated and Enventis with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Consolidated  Communications, 121 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations; or to Enventis Corporation, P.O. Box 3248, Mankato, MN 56002, Attention: Investor Relations. A final proxy statement or proxy/prospectus statement will be mailed to shareholders of Consolidated and Enventis.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Consolidated and Enventis, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Consolidated is set forth in the proxy statement for its 2014 annual meeting of shareholders. Information about the directors and executive officers of Enventis is set forth in its proxy statement for its 2014 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.

CONTACT: Consolidated Communications Contact:
         Matt Smith
         Treasurer & VP of Finance
         217-258-2959
         Matthew.smith@consolidated.com

         Enventis Corporation Contact:
         Jennifer Spaude
         Director of Marketing, Public & Investor Relations
         507-386-3765
         jennifer.spaude@enventis.com